Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Albany Molecular Research, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-178718, 333-200800, and 333-207247), and on Form S-8 (Registration Nos. 333-80477, 333-91423, 333-152169, 333-174973, 333-189219, and 333-205036) of Albany Molecular Research, Inc. (“the Company”) of our report dated March 29, 2016, with respect to the consolidated balance sheets of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2015 and 2014, the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Albany Molecular Research, Inc.

Our report dated March 29, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, Aptuit’s Glasgow, UK business’, Aptuit’s Solid State Chemical Information business’, Gadea Grupo Farmaceutico, S.L.’s, and Whitehouse Analytical Laboratories, LLC’s (collectively, the “Acquired Businesses”) internal control over financial reporting associated with assets representing 17% of consolidated assets, and revenues representing approximately 19% of consolidated revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Albany Molecular Research, Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Businesses.

/s/ KPMG LLP

Albany, New York
March 29, 2016